Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2025 Second Quarter Results

Contact: Stephen W. Finocchio, EVP and CFO

Brockton, Massachusetts (July 24, 2025): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $8.1 million, or $0.20 per diluted share, for the quarter ended June 30, 2025, an increase of $2.6 million, or 46.5%, compared to net income of $5.5 million, or $0.14 per diluted share, for the quarter ended March 31, 2025. Net income for the six months ended June 30, 2025, was $13.6 million, or $0.34 per diluted share, compared to $14.6 million, or $0.35 per diluted share for the same period in 2024. On April 24, 2025, the Company announced that it had entered into a definitive merger agreement with Eastern Bankshares, Inc. (“Eastern”), the holding company for Eastern Bank, pursuant to which the Company will merge with and into Eastern in a stock and cash transaction.

Second Quarter Financial Highlights:

●	Net income of $8.1 million, or $0.20 per diluted share
●	Net interest margin of 2.52%, up 13 basis points quarter-over-quarter
●	Noninterest income increased $2.3 million, or 23.6%, driven by higher mortgage banking income and higher swap and deposit fee income
●	Noninterest expense was up $1.2 million, but down slightly excluding $1.7 million of merger-related expenses
●	The share repurchase program was suspended pending completion of the merger with Eastern

“I’m pleased to report our steady financial improvement in the second quarter,” commented Joseph F. Casey, President and CEO, “including net interest margin expansion, improved core returns on assets and equity, and continued management of expenses.” He continued: “While we look forward to a successful merger with Eastern, the HarborOne team remains focused on continuing to provide superior service and a seamless transition to our customers, communities and employees.”

Net Interest Income

Net interest and dividend income increased $1.7 million from $31.5 million to $33.2 million, while net interest margin improved 13 basis points to 2.52% compared to the prior quarter, impacted by:

●	Yield on loans increased 8 basis points partly due to an increase in prepayment fees of $721,000; average loan balances decreased $52.0 million, largely driven by a decline in commercial real estate loans, which were down $46.8 million on average.
●	Cost of deposits, excluding brokered deposits, decreased 7 basis points; average deposit balances, excluding brokered deposits, increased $57.2 million, primarily due to an increase of $40.4 million in lower cost NOW and noninterest-earning deposits.
●	Borrowing costs improved 2 basis points, and average borrowings declined $87.8 million.

The $1.9 million increase in net interest and dividend income from the prior year quarter reflects net interest margin improvement of 21 basis points, primarily due to higher prepayment fees, lower cost of funds, and lower average balances of funding liabilities.

Noninterest Income

Total noninterest income increased $2.3 million, or 23.6%, to $12.2 million, from $9.9 million for the first quarter of 2025, impacted by:

●	HarborOne Mortgage, LLC (“HarborOne Mortgage”) realized a $3.4 million gain on loan sales from mortgage closings of $176.2 million in the second quarter of 2025, compared to $2.7 million from mortgage loan closings of $114.1 million in the first quarter. Mortgage rates were stable during the second quarter, and while for-sale inventory constrained loan demand, the typically strong spring market produced higher originations.
●	The mortgage servicing rights (“MSR”) valuation decreased $546,000 compared to a decrease of $1.2 million for the first quarter of 2025, and the impact of principal payments on the underlying mortgages was $927,000 and $782,000 for the quarters ended June 30, 2025, and March 31, 2025, respectively. The second quarter MSR valuation loss of $546,000 was partially offset by a $349,000 economic hedging gain, whereas the first quarter of 2025 included a MSR valuation loss of $1.1 million offset by a $561,000 hedging gain.
●	Deposit account fees increased $265,000, primarily as a result of an increase in debit card interchange fees of $179,000.
●	Other income increased $948,000, primarily due to the receipt of an Employee Retention Tax Credit in the amount of $547,000, including interest, and $382,000 of swap fee income.

Total noninterest income increased $302,000 compared to the prior year quarter. The prior year results included a $1.8 million gain on disposal of an asset held for sale, partially offset by a $1.0 million loss on sale of securities.

Noninterest Expense

Total noninterest expense was $34.1 million for the quarter ended June 30, 2025, compared to $32.9 million for the quarter ended March 31, 2025; quarter-over-quarter variances of note were:

●	Compensation and benefits expenses were flat in comparison to the prior quarter.
●	Occupancy and equipment expenses decreased $359,000, primarily due to a seasonal decrease in landscaping expense.
●	Marketing expense increased $277,000, due to a small business campaign in the second quarter of 2025.
●	Deposit insurance decreased $136,000, reflecting a decrease in the assessment base.
●	Merger expenses of $1.7 million were recorded in the second quarter of 2025, primarily for investment advisory and legal services.

Total noninterest expense increased $926,000 compared to the prior year quarter, primarily driven by the merger expenses, partially offset by decreases in compensation and benefits, occupancy and equipment expense, and marketing expenses.

Balance Sheet

Total assets decreased $91.3 million, or 1.6%, to $5.61 billion, from $5.70 billion at the prior quarter end, impacted by:

●	Loans declined $93.8 million, or 1.9%, to $4.73 billion, from $4.82 billion the prior quarter. Commercial real estate and construction loans decreased $118.4 million, favoring payoffs over renewals for loans secured by commercial real estate. Commercial and industrial loans increased $16.5 million. Residential real estate and consumer loans increased $8.1 million, primarily reflecting an increase in home equity line of credit balances.
●	Available-for-sale securities increased $21.6 million to $287.3 million from the prior quarter. The unrealized loss on securities available for sale decreased to $56.9 million, as compared to $58.8 million in the prior quarter. Securities held to maturity were steady at $19.2 million.
●	Total deposits decreased $125.1 million to $4.49 billion from $4.62 billion the prior quarter. Non-certificate accounts decreased $66.5 million, and term certificate accounts decreased $7.5 million. Brokered deposits decreased $51.1 million. As of June 30, 2025, FDIC-insured deposits were approximately 73% of total deposits, including Bank subsidiary deposits.
●	Borrowed funds increased $40.1 million to $439.7 million compared to $399.5 million at the prior quarter end. As of June 30, 2025, the Bank had $1.28 billion in available borrowing capacity across multiple relationships.
●	Total stockholders’ equity was $580.1 million, compared to $576.0 million at the prior quarter end. Stockholders’ equity increased 0.7% when compared to the prior quarter, as net income increases and an increase in the fair value of available-for-sale securities, were partially offset by share repurchases at the beginning of the quarter and dividend payments. The share repurchase program was suspended during the second quarter pending completion of the merger with Eastern Bank.
●	The tangible-common-equity-to-tangible-assets ratio(1) was 9.38% at June 30, 2025, compared to 9.15% at March 31, 2025. Book value per share and tangible book value per share(1) increased quarter over quarter to $13.47 from $13.27 and to $12.09 from $11.90, respectively.

(1) Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures.

Asset Quality and Allowance for Credit Losses

The Company recorded a $739,000 provision for credit losses for the quarter ended June 30, 2025. The provision for loan credit losses was $355,000, and the provision for unfunded commitments was $384,000. The provision for loan credit losses was primarily due to a further specific reserve allocation for a previously identified classified commercial and industrial loan and qualitative factor adjustments, partially offset by a decrease in loan balances. During the quarter, a $1.7 million charge-off was recorded when a loan modification with a replacement borrower was resolved, resulting in a new loan recorded at fair value. At March 31, 2025, the provision for loan credit losses was $1.9 million, and the provision for unfunded commitments was a negative $506,000. The first quarter provision for loan credit losses was primarily due to a further specific reserve allocation for a previously identified classified commercial real estate loan, partially offset by a decrease in loan balances and qualitative factor adjustments.

Net charge-offs totaled $1.7 million, or 0.14% of average loans outstanding on an annualized basis for the quarter ended June 30, 2025, and for the quarter ended March 31, 2025, net charge-offs totaled $8.7 million, or 0.72% of average loans outstanding on an annualized basis. The charge-off in the first quarter of 2025 primarily reflects a charge-off on a single commercial real estate loan.

The allowance for credit losses (“ACL”) on loans was $48.0 million, or 1.01% of total loans, at June 30, 2025, compared to $49.3 million, or 1.02% of total loans, at March 31, 2025. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheet, amounted to $3.4 million at June 30, 2025, compared to $3.0 million at March 31, 2025. Total nonperforming assets were $32.7 million and 0.58% of total assets at June 30, 2025, compared to $30.9 million and 0.54% of total assets at March 31, 2025. In the quarter ended June 30, 2025, non-performing commercial real estate loans increased $784,000, compared to the prior quarter, and non-performing commercial and industrial loans increased $622,000, compared to the prior quarter. As of June 30, 2025, and March 31, 2025, total criticized and classified commercial loans amounted to $193.7 million, and $187.1 million. The quarterly increase in total criticized and classified commercial loans primarily reflects an $18.3 million increase in criticized commercial construction loans.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including the impact of recently imposed tariffs by the U.S. Administration and foreign governments, inflation and concerns about liquidity) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; failure to complete the merger of the Company with and into Eastern that was announced on April 24, 2025 (the “Merger”) or unexpected delays related to the Merger or either party’s inability to satisfy closing conditions required to complete the Merger; failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect Eastern or the expected benefits of the Merger); certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s attention from ongoing business operations and opportunities; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; changes in regulation;

changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures including: “core net income,” “core earnings per common share,” “core return on average earning assets,” “core return on average earning equity,” “efficiency ratio,” “core efficiency ratio,” “tax equivalent efficiency ratio,” “tax equivalent core efficiency ratio,” “total adjusted noninterest expense”, “core noninterest expense,” “tax equivalent net interest and dividend income,” “total core noninterest income,” “tax equivalent total core revenue,” “tangible common equity,” “average tangible common equity,” “tangible assets,” “tangible book value per share,” “tangible common equity to tangible assets,” “return on average tangible common equity,” “core return on average tangible common equity” and certain ratios derived from these measures. Non-GAAP measures are utilized by management, regulators and market analysts to evaluate the Company’s financial position and therefore such information is useful to investors.

The tax equivalent basis adjusts for the tax-favored status from certain loans held by the Bank that are not taxable for federal income tax purposes.

Core net income, core noninterest income and core noninterest expense exclude certain items that management does not consider indicative of ongoing financial performance or enhances comparability of results with prior periods. These adjustments include gain or loss on the sale of certain assets and release of reserves for uncertain tax positions.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

	(Dollars in thousands, except share data)
Earnings data
Net interest and dividend income	$33,215	$31,469	$31,827	$31,893	$31,350
Noninterest income	$12,221	$9,891	$13,689	$10,568	$11,919
Total revenue	$45,436	$41,360	$45,516	$42,461	$43,269
Noninterest expense	$34,070	$32,850	$32,873	$32,268	$33,144
Pre-tax, pre-provision income	$11,366	$8,510	$12,643	$10,193	$10,125
Provision for credit losses	$739	$1,385	$1,927	$5,903	$615
Income before income taxes	$10,627	$7,125	$10,716	$4,290	$9,510
Net income	$8,058	$5,500	$8,887	$3,924	$7,296
Core net income (1)	$9,215	$5,500	$8,341	$3,924	$6,689
Per-share data
Earnings per share, diluted	$0.20	$0.14	$0.21	$0.10	$0.18
Core earnings per share, diluted(1)	$0.23	$0.14	$0.20	$0.10	$0.16
Book value per share	$13.47	$13.27	$13.15	$13.24	$12.99
Tangible book value per share(1)	$12.09	$11.90	$11.78	$11.88	$11.63
Profitability
Return on average assets	0.57%	0.39%	0.62%	0.27%	0.50%
Core return on average assets(1)	0.65%	0.39%	0.58%	0.27%	0.45%
Return on average equity	5.56%	3.79%	6.08%	2.69%	5.07%
Core return on average equity(1)	6.36%	3.79%	5.71%	2.69%	4.54%
Return on average tangible common equity(1)	6.20%	4.23%	6.78%	3.00%	5.67%
Core return on average tangible common equity(1)	7.09%	4.23%	6.36%	3.00%	5.19%
Net interest margin on a fully tax equivalent basis(1)	2.52%	2.39%	2.36%	2.36%	2.31%
Cost of total deposits	2.45%	2.48%	2.62%	2.68%	2.53%
Efficiency ratio(1)	74.57%	78.97%	71.81%	75.55%	76.16%
Core efficiency ratio(1)	71.68%	78.97%	71.81%	75.55%	77.54%
Tax equivalent efficiency ratio(1)	73.73%	78.09%	71.09%	74.75%	75.72%
Tax equivalent core efficiency ratio(1)	70.86%	78.09%	71.09%	74.75%	77.08%
Balance sheet
Total assets	$5,609,075	$5,700,330	$5,753,133	$5,775,967	$5,787,035
Total loans	$4,727,232	$4,821,033	$4,852,499	$4,879,503	$4,839,232
Total deposits	$4,493,671	$4,618,721	$4,550,753	$4,536,177	$4,458,297
Total loans / total deposits	105.20%	104.38%	106.63%	107.57%	108.54%
Asset quality
Allowance for credit losses ("ACL")	$47,964	$49,323	$56,101	$54,004	$49,139
Nonperforming assets	$32,703	$30,908	$29,473	$28,408	$9,766
Non-performing loans to total loans	0.69%	0.64%	0.61%	0.58%	0.20%
Allowance for credit losses on loans to non-performing loans	146.67%	159.61%	190.41%	190.10%	503.16%
Allowance for credit losses on loans to total loans	1.01%	1.02%	1.16%	1.11%	1.02%
Net loans charged off as a percentage of average loans outstanding	0.14%	0.72%	-%	0.02%	0.02%
Capital adequacy
Stockholders' equity / assets	10.34%	10.10%	9.99%	10.11%	9.98%
Tangible common equity / tangible assets(1)	9.38%	9.15%	9.05%	9.17%	9.03%
Common equity tier 1 ratio ("CET1")(1)	12.20%	11.86%	11.79%	11.67%	11.73%
Risk weighted assets	$4,632,725	$4,738,746	$4,795,304	$4,827,022	$4,822,128

(1)Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	Period ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2024	2024

Assets
Cash and due from banks	$47,348	$44,383	$44,090	$39,668	$48,097
Short-term investments	155,705	186,109	186,981	184,611	186,965
Total cash and cash equivalents	203,053	230,492	231,071	224,279	235,062

Securities available for sale, at fair value	287,266	265,644	263,904	276,817	269,078
Securities held to maturity, at amortized cost	19,212	19,211	19,627	19,625	19,725
Federal Home Loan Bank stock, at cost	20,538	18,330	23,277	17,476	25,311
Loans held for sale, at fair value	29,091	19,304	36,768	28,467	41,814
Loans:
Commercial real estate	2,181,554	2,272,480	2,280,309	2,321,148	2,380,881
Commercial construction	188,540	216,013	252,691	270,389	233,926
Commercial and industrial	643,999	627,480	594,453	549,908	499,043
Total commercial loans	3,014,093	3,115,973	3,127,453	3,141,445	3,113,850
Residential real estate	1,698,318	1,689,681	1,707,556	1,719,882	1,706,678
Consumer	14,821	15,379	17,490	18,176	18,704
Loans	4,727,232	4,821,033	4,852,499	4,879,503	4,839,232
Less: Allowance for credit losses on loans	(47,964)	(49,323)	(56,101)	(54,004)	(49,139)
Net loans	4,679,268	4,771,710	4,796,398	4,825,499	4,790,093
Mortgage servicing rights, at fair value	41,172	42,620	44,500	43,067	46,209
Goodwill	59,042	59,042	59,042	59,042	59,042
Other intangible assets	378	568	757	947	1,136
Other assets	270,055	273,409	277,789	280,748	299,565
Total assets	$5,609,075	$5,700,330	$5,753,133	$5,775,967	$5,787,035

Liabilities and Stockholders' Equity
Deposits:
Demand deposit accounts	$713,753	$703,736	$690,647	$713,379	$689,800
NOW accounts	329,800	340,194	298,337	296,322	308,016
Regular savings and club accounts	867,164	908,136	895,232	926,192	989,720
Money market deposit accounts	1,175,499	1,200,600	1,195,209	1,162,930	1,100,215
Term certificate accounts	1,068,693	1,076,195	1,069,844	1,063,672	985,293
Brokered deposits	338,762	389,860	401,484	373,682	385,253
Total deposits	4,493,671	4,618,721	4,550,753	4,536,177	4,458,297
Borrowings	439,652	399,547	516,555	539,364	619,372
Other liabilities and accrued expenses	95,605	106,095	110,814	116,224	132,037
Total liabilities	$5,028,928	$5,124,363	$5,178,122	$5,191,765	$5,209,706

Common stock	598	598	598	598	598
Additional paid-in capital	491,251	490,327	489,532	488,983	487,980
Unearned compensation - ESOP	(23,028)	(23,488)	(23,947)	(24,407)	(24,866)
Retained earnings	380,136	375,710	373,861	368,222	367,584
Treasury stock	(224,602)	(221,516)	(215,138)	(210,197)	(205,944)
Accumulated other comprehensive loss	(44,208)	(45,664)	(49,895)	(38,997)	(48,023)
Total stockholders' equity	$580,147	$575,967	$575,011	$584,202	$577,329

Total liabilities and stockholders' equity	$5,609,075	$5,700,330	$5,753,133	$5,775,967	$5,787,035

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2025	2025	2024	2024	2024
Interest and dividend income:
Interest and fees on loans	$60,790	$59,872	$62,415	$63,595	$61,512
Interest on loans held for sale	419	296	517	546	347
Interest on securities	2,125	1,993	1,996	1,965	2,121
Other interest and dividend income	2,266	2,278	2,591	2,928	3,971
Total interest and dividend income	65,600	64,439	67,519	69,034	67,951

Interest expense:
Interest on deposits	27,976	27,643	29,963	29,969	27,272
Interest on borrowings	4,409	5,327	5,729	7,172	9,329
Total interest expense	32,385	32,970	35,692	37,141	36,601

Net interest and dividend income	33,215	31,469	31,827	31,893	31,350
Provision for credit losses	739	1,385	1,927	5,903	615

Net interest and dividend income, after provision for credit losses	32,476	30,084	29,900	25,990	30,735

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,378	2,716	3,952	3,752	3,143
Changes in mortgage servicing rights fair value	(1,123)	(1,372)	(19)	(2,641)	(1,098)
Other	2,293	2,108	2,431	2,390	2,356
Total mortgage banking income	4,548	3,452	6,364	3,501	4,401
Deposit account fees	5,418	5,153	6,024	5,370	5,223
Income on retirement plan annuities	121	119	121	122	141
Gain on sale of asset held for sale	-	-	-	-	1,809
Loss on sale of securities	-	-	-	-	(1,041)
Bank-owned life insurance income	762	743	769	777	758
Other income	1,372	424	411	798	628
Total noninterest income	12,221	9,891	13,689	10,568	11,919

Noninterest expenses:
Compensation and benefits	18,789	18,785	18,853	18,551	18,976
Occupancy and equipment	4,268	4,627	4,477	4,628	4,636
Data processing	2,622	2,625	2,626	2,711	2,375
Loan expense	414	431	525	457	461
Marketing	865	588	599	549	1,368
Professional fees	1,284	1,382	1,451	1,292	1,236
Deposit insurance	914	1,050	1,163	1,028	993
Merger expenses	1,704	-	-	-	-
Other expenses	3,210	3,362	3,179	3,052	3,099
Total noninterest expenses	34,070	32,850	32,873	32,268	33,144

Income before income taxes	10,627	7,125	10,716	4,290	9,510
Income tax provision	2,569	1,625	1,829	366	2,214

Net income	$8,058	$5,500	$8,887	$3,924	$7,296

Earnings per common share:
Basic	$0.20	$0.14	$0.21	$0.10	$0.18
Diluted	$0.20	$0.14	$0.21	$0.10	$0.18
Weighted average shares outstanding:
Basic	39,924,977	40,344,922	40,700,783	40,984,857	41,293,787
Diluted	40,117,837	40,605,799	41,062,421	41,336,985	41,370,289

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except share data)	2025	2024	2025	2024
Interest and dividend income:
Interest and fees on loans	$60,790	$61,512	$120,662	$121,449
Interest on loans held for sale	419	347	715	590
Interest on securities	2,125	2,121	4,118	4,186
Other interest and dividend income	2,266	3,971	4,544	8,630
Total interest and dividend income	65,600	67,951	130,039	134,855

Interest expense:
Interest on deposits	27,976	27,272	55,619	54,171
Interest on borrowings	4,409	9,329	9,736	18,752
Total interest expense	32,385	36,601	65,355	72,923

Net interest and dividend income	33,215	31,350	64,684	61,932
Provision for credit losses	739	615	2,124	447

Net interest and dividend income, after provision for credit losses	32,476	30,735	62,560	61,485

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,378	3,143	6,094	5,156
Changes in mortgage servicing rights fair value	(1,123)	(1,098)	(2,495)	(1,044)
Other	2,293	2,356	4,401	4,632
Total mortgage banking income	4,548	4,401	8,000	8,744
Deposit account fees	5,418	5,223	10,571	10,206
Income on retirement plan annuities	121	141	240	286
Gain on sale of asset held for sale	-	1,809	-	1,809
Loss on sale of securities	-	(1,041)	-	(1,041)
Bank-owned life insurance income	762	758	1,505	1,504
Other income	1,372	628	1,796	1,152
Total noninterest income	12,221	11,919	22,112	22,660

Noninterest expenses:
Compensation and benefits	18,789	18,976	37,574	36,612
Occupancy and equipment	4,268	4,636	8,895	9,417
Data processing	2,622	2,375	5,247	4,854
Loan expense	414	461	845	832
Marketing	865	1,368	1,453	2,184
Professional fees	1,284	1,236	2,666	2,693
Deposit insurance	914	993	1,964	2,157
Merger expenses	1,704	-	1,704	-
Other expenses	3,210	3,099	6,572	6,145
Total noninterest expenses	34,070	33,144	66,920	64,894

Income before income taxes	10,627	9,510	17,752	19,251
Income tax provision	2,569	2,214	4,194	4,655

Net income	$8,058	$7,296	$13,558	$14,596
Earnings per common share:
Basic	$0.20	$0.18	$0.34	$0.35
Diluted	$0.20	$0.18	$0.34	$0.35
Weighted average shares outstanding:
Basic	39,924,977	41,293,787	40,133,790	41,603,104
Diluted	40,117,837	41,370,289	40,360,658	41,748,663

HarborOne Bancorp, Inc.

Asset Quality

(Unaudited)

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2024	2024
Non-performing assets
Nonaccruing loans:
Commercial real estate and construction	$9,394	$8,610	$16,836	$17,171	$-
Commercial and industrial	11,160	10,538	2,204	1,743	1,773
Residential mortgages, construction, and HELOC	12,126	11,705	10,409	9,451	7,949
Consumer	23	49	14	43	44
Total nonaccruing loans	32,703	30,902	29,463	28,408	9,766
Repossessed assets	-	6	10	-	-
Total nonperforming assets	$32,703	$30,908	$29,473	$28,408	$9,766

Total nonperforming loans to total loans	0.69%	0.64%	0.61%	0.58%	0.20%
Total nonperforming assets to total assets	0.58%	0.54%	0.51%	0.49%	0.17%

Allowance for credit losses on loans
Beginning balance	$49,323	$56,101	$54,004	$49,139	$48,185
Net (charge-offs) recoveries:
Commercial real estate and construction	(1,684)	(8,300)	40	3	-
Commercial and industrial	6	(362)	(57)	(146)	(184)
Residential mortgages and HELOC	4	10	1	-	5
Consumer	(40)	(17)	(42)	(39)	(16)
Total net charge-offs:	(1,714)	(8,669)	(58)	(182)	(195)
Provision for loan credit losses	355	1,891	2,155	5,047	1,149
Ending balance	$47,964	$49,323	$56,101	$54,004	$49,139

Allowance for credit losses on loans to total loans	1.01%	1.02%	1.16%	1.11%	1.02%
Allowance for credit losses on loans to nonaccruing loans	146.67%	159.61%	190.41%	190.10%	503.16%
Annualized net charge-offs (recoveries)/average loans	0.14%	0.72%	-%	0.02%	0.02%
Provision (credit) for unfunded commitments	$384	$(506)	$(228)	$856	$(534)
Allowance for unfunded commitments	$3,384	$3,000	$3,506	$3,734	$2,878

Delinquency
Total delinquent loans	$27,664	$29,821	$37,427	$21,325	$12,990
Total delinquent loans to total loans	0.59%	0.62%	0.77%	0.44%	0.27%

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Quarters Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(Dollars in thousands)
Interest-earning assets:
Investment securities (1)	$354,077	$2,125	2.41%	$346,902	$1,993	2.33%	$374,730	$2,121	2.28%
Other interest-earning assets	194,053	2,266	4.68	213,400	2,278	4.33	306,361	3,971	5.21
Loans held for sale	25,164	419	6.68	17,237	296	6.96	20,775	347	6.72
Loans
Commercial loans (2)(3)	3,080,800	42,626	5.55	3,125,369	41,796	5.42	3,091,004	43,023	5.60
Residential real estate loans (3)(4)	1,690,506	18,399	4.37	1,696,444	18,243	4.36	1,695,059	18,393	4.36
Consumer loans (3)	15,091	282	7.50	16,601	294	7.18	19,221	352	7.37
Total loans	4,786,397	61,307	5.14	4,838,414	60,333	5.06	4,805,284	61,768	5.17
Total interest-earning assets	5,359,691	66,117	4.95	5,415,953	64,900	4.86	5,507,150	68,207	4.98
Noninterest-earning assets	288,262			290,734			300,847
Total assets	$5,647,953			$5,706,687			$5,807,997
Interest-bearing liabilities:
Savings accounts	$890,484	2,779	1.25	$908,434	3,050	1.36	$1,058,524	4,305	1.64
NOW accounts	328,422	120	0.15	303,719	127	0.17	299,536	88	0.12
Money market accounts	1,205,069	9,758	3.25	1,190,811	9,648	3.29	1,069,153	10,186	3.83
Certificates of deposit	1,080,790	11,138	4.13	1,060,313	11,343	4.34	931,255	9,946	4.30
Brokered deposits	380,737	4,181	4.40	387,294	3,475	3.64	300,385	2,747	3.68
Total interest-bearing deposits	3,885,502	27,976	2.89	3,850,571	27,643	2.91	3,658,853	27,272	3.00
Total borrowings	405,383	4,409	4.36	493,206	5,327	4.38	776,852	9,329	4.83
Total interest-bearing liabilities	4,290,885	32,385	3.03	4,343,777	32,970	3.08	4,435,705	36,601	3.32
Noninterest-bearing liabilities:
Noninterest-bearing deposits	693,029			677,314			670,494
Other noninterest-bearing liabilities	84,660			105,747			126,477
Total liabilities	5,068,574			5,126,838			5,232,676
Total stockholders' equity	579,379			579,849			575,321
Total liabilities and stockholders' equity	$5,647,953			$5,706,687			$5,807,997
Tax equivalent net interest income		33,732			31,930			31,606
Tax equivalent interest rate spread (5)			1.92%			1.78%			1.66%
Less: tax equivalent adjustment		517			461			256
Net interest income as reported		$33,215			$31,469			$31,350
Net interest-earning assets (6)	$1,068,806			$1,072,176			$1,071,445
Net interest margin (7)			2.49%			2.36%			2.29%
Tax equivalent effect			0.03			0.03			0.02
Net interest margin on a fully tax equivalent basis			2.52%			2.39%			2.31%
Ratio of interest-earning assets to interest-bearing liabilities	124.91%			124.68%			124.16%

Supplemental information:
Total deposits, including demand deposits	$4,578,531	$27,976		$4,527,885	$27,643		$4,329,347	$27,272
Cost of total deposits			2.45%			2.48%			2.53%
Total funding liabilities, including demand deposits	$4,983,914	$32,385		$5,021,091	$32,970		$5,106,199	$36,601
Cost of total funding liabilities			2.61%			2.66%			2.88%

(1) Includes securities available for sale and securities held to maturity.

(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.

(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets. (8) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	For The Six Months Ended
	June 30, 2025			June 30, 2024
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(Dollars in thousands)
Interest-earning assets:
Investment securities (1)	$350,510	$4,118	2.37%	$373,758	$4,186	2.25%
Other interest-earning assets	203,672	4,544	4.50	331,416	8,630	5.24
Loans held for sale	21,222	715	6.79	17,517	590	6.77
Loans
Commercial loans (2)(3)	3,102,961	84,421	5.49	3,065,921	84,675	5.55
Residential real estate loans (3)(4)	1,693,459	36,642	4.36	1,697,878	36,568	4.33
Consumer loans (3)	15,842	577	7.34	19,879	711	7.19
Total loans	4,812,262	121,640	5.10	4,783,678	121,954	5.13
Total interest-earning assets	5,387,666	131,017	4.90	5,506,369	135,360	4.94
Noninterest-earning assets	289,492			299,999
Total assets	$5,677,158			$5,806,368
Interest-bearing liabilities:
Savings accounts	$899,410	5,828	1.31	$1,122,362	9,827	1.76
NOW accounts	316,139	248	0.16	294,719	163	0.11
Money market accounts	1,197,979	19,406	3.27	1,031,753	19,499	3.80
Certificates of deposit	1,070,608	22,481	4.23	893,162	18,501	4.17
Brokered deposits	383,997	7,656	4.02	328,422	6,181	3.78
Total interest-bearing deposits	3,868,133	55,619	2.90	3,670,418	54,171	2.97
Total borrowings	449,053	9,736	4.37	770,738	18,752	4.89
Total interest-bearing liabilities	4,317,186	65,355	3.05	4,441,156	72,923	3.30
Noninterest-bearing liabilities:
Noninterest-bearing deposits	685,215			662,465
Other noninterest-bearing liabilities	224,104			122,884
Total liabilities	5,226,505			5,226,505
Total stockholders' equity	579,863			579,863
Total liabilities and stockholders' equity	$5,806,368			$5,806,368
Tax equivalent net interest income		65,662			62,437
Tax equivalent interest rate spread (5)			1.85%			1.64%
Less: tax equivalent adjustment		978			505
Net interest income as reported		$64,684			$61,932
Net interest-earning assets (6)	$1,070,480			$1,065,213
Net interest margin (7)			2.42%			2.26%
Tax equivalent effect			0.04			0.02
Net interest margin on a fully tax equivalent basis			2.46%			2.28%
Ratio of interest-earning assets to interest-bearing liabilities	124.80%			123.99%

Supplemental information:
Total deposits, including demand deposits	$4,553,348	$55,619		$4,332,883	$54,171
Cost of total deposits			2.46%			2.51%
Total funding liabilities, including demand deposits	$5,002,401	$65,355		$5,103,621	$72,923
Cost of total funding liabilities			2.63%			2.87%

(1) Includes securities available for sale and securities held to maturity.

(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.

(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets. (8) Annualized

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

		Quarters Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Statements of Net Income for		2025	2025	2024	2024	2024

HarborOne Bank Segment:		(Dollars in thousands)

Net interest and dividend income		$32,906	$31,315	$31,681	$31,780	$31,098
Provision for credit losses		739	1,385	1,927	5,903	615
Net interest and dividend income, after provision for credit losses		32,167	29,930	29,754	25,877	30,483
Mortgage banking income:
Intersegment loss		(335)	(81)	(161)	(357)	(464)
Changes in mortgage servicing rights fair value		(122)	(134)	80	(220)	(74)
Other		165	167	169	175	180
Total mortgage banking (loss) income		(292)	(48)	88	(402)	(358)
Other noninterest income:
Deposit account fees		5,418	5,153	6,024	5,370	5,223
Income on retirement plan annuities		121	119	121	122	141
Gain on sale of asset held for sale		-	-	-	-	1,809
Loss on sale of securities		-	-	-	-	(1,041)
Bank-owned life insurance income		762	743	769	777	758
Other income		1,372	425	383	798	624
Total noninterest income		7,381	6,392	7,385	6,665	7,156
Total noninterest expenses		28,237	28,185	27,400	26,752	27,791
Income before income taxes		11,311	8,137	9,739	5,790	9,848
Provision for income taxes		2,753	1,903	2,015	875	2,310
Net income		$8,558	$6,234	$7,724	$4,915	$7,538

Efficiency ratio (non-GAAP)
Noninterest expense, as presented (GAAP)		$28,237	$28,185	$27,400	$26,752	$27,791
Less: Amortization of other intangible assets		190	190	190	190	189
Total adjusted noninterest expense (non-GAAP)	(A)	$28,047	$27,995	$27,210	$26,562	$27,602
Less: Merger expenses		$641	$-	$-	$-	$-
Core noninterest expense (non-GAAP)	(B)	$27,406	$27,995	$27,210	$26,562	$27,602

Net interest and dividend income (GAAP)		$32,906	$31,315	$31,681	$31,780	$31,098
Plus: tax equivalent adjustment		517	461	458	452	256
Tax equivalent net interest and dividend income (non-GAAP)	(C)	$33,423	$31,776	$32,139	$32,232	$31,354

Total noninterest income	(D)	$7,381	$6,392	$7,385	$6,665	$7,156
Less:
Gain on sale of asset held for sale		-	-	-	-	1,809
Loss on sale of securities		-	-	-	-	(1,041)
Employee Retention Tax Credit		547	-	-	-	-
Core total noninterest income (non-GAAP)	(E)	$6,834	$6,392	$7,385	$6,665	$6,388

Tax equivalent efficiency ratio (non-GAAP)	(A)/(C+D)	68.74%	73.35%	68.84%	68.29%	71.67%
Tax equivalent core efficiency ratio (non-GAAP)	(B)/(C+E)	68.08%	73.35%	68.84%	68.29%	73.13%

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Statements of Net Income for	2025	2025	2024	2024	2024

HarborOne Mortgage Segment:	(Dollars in thousands)

Net interest and dividend income	$307	$149	$140	$105	$240
Mortgage banking income:
Gain on sale of mortgage loans	3,378	2,716	3,954	3,752	3,141
Intersegment gain	533	209	48	277	464
Changes in mortgage servicing rights:
Amortization and payoffs	(845)	(712)	(939)	(1,011)	(888)
Change in fair value due to assumptions	(505)	(1,087)	2,170	(2,255)	144
Net gain (loss) from economic hedging	349	561	(1,330)	845	(280)
Total changes in mortgage servicing rights	(1,001)	(1,238)	(99)	(2,421)	(1,024)
Other	2,128	1,941	2,260	2,215	2,177
Total mortgage banking income	5,038	3,628	6,163	3,823	4,758
Other noninterest income	-	-	-	-	4
Total noninterest income	5,038	3,628	6,163	3,823	4,762
Total noninterest expenses	4,775	4,504	5,490	5,600	5,269

Income (loss) before income taxes	570	(727)	813	(1,672)	(267)
Income tax (benefit) provision	101	(236)	(320)	(535)	(76)
Net income (loss)	$469	$(491)	$1,133	$(1,137)	$(191)

Closed loan volume	$176,210	$114,136	$179,077	$209,525	$172,994
Gain on sale margin	1.92%	2.38%	2.21%	1.79%	1.82%

Capitalized mortgage servicing rights
Beginning balance	$39,798	$41,544	$40,191	$43,113	$43,427
Originated servicing rights	24	53	122	344	430
Amortization and payoffs	(845)	(712)	(939)	(1,011)	(888)
Changes in fair value	(505)	(1,087)	2,170	(2,255)	144
Ending balance	$38,472	$39,798	$41,544	$40,191	$43,113

HarborOne Bancorp, Inc.

Non-GAAP Reconciliation

(Unaudited)

		As of or for the Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)		2025	2025	2024	2024	2024
Core Net Income
Net income, as presented (GAAP)	(A)	$8,058	$5,500	$8,887	$3,924	$7,296
Add:
Merger expenses		1,704	-	-	-	-
Less:
Gain on sale of asset held for sale, net of taxes		-	-	-	-	1,429
Loss on sale of securities, net of taxes		-	-	-	-	(822)
Release of uncertain tax position reserve		-	-	546	-	-
Employee Retention Tax Credit		547	-	-	-	-
Core net income (non-GAAP)	(B)	$9,215	$5,500	$8,341	$3,924	$6,689
Weighted average shares outstanding for the period:
Basic	(C)	39,924,977	40,344,922	40,700,783	40,984,857	41,293,787
Diluted	(D)	40,117,837	40,605,799	41,062,421	41,336,985	41,370,289
Earnings per common share (GAAP):
Basic	(A)/(C)	$0.20	$0.14	$0.21	$0.10	$0.18
Diluted	(A)/(D)	$0.20	$0.14	$0.21	$0.10	$0.18
Core earnings per common share (non-GAAP):
Basic	(B)/(C)	$0.23	$0.14	$0.20	$0.10	$0.16
Diluted	(B)/(D)	$0.23	$0.14	$0.20	$0.10	$0.16

Return on average assets, as presented (GAAP)	(A)/(E)	0.57%	0.39%	0.62%	0.27%	0.50%
Core return on average earning assets (non-GAAP)	(B)/(E)	0.65%	0.39%	0.58%	0.27%	0.46%
Average assets	(E)	$5,647,953	$5,706,687	$5,748,571	$5,753,823	$5,807,997

Return on average equity, as presented (GAAP)	(A)/(F)	5.56%	3.79%	6.08%	2.69%	5.07%
Core return on average earning equity (non-GAAP)	(B)/(F)	6.36%	3.79%	5.71%	2.69%	4.65%
Average equity	(F)	$579,379	$579,849	$584,433	$584,049	$575,321

Efficiency ratio
Noninterest expense, as presented (GAAP)		$34,070	$32,850	$32,873	$32,268	$33,144
Less:
Amortization of other intangible assets		190	190	190	190	189
Total adjusted noninterest expense (non-GAAP)	(G)	$33,880	$32,660	$32,683	$32,078	$32,955
Less:
Merger expenses		1,704	-	-	-	-
Core noninterest expense (non-GAAP)	(H)	$32,176	$32,660	$32,683	$32,078	$32,955

Net interest and dividend income (GAAP)	(I)	$33,215	$31,469	$31,827	$31,893	$31,350
Plus: tax equivalent adjustment		517	461	458	452	256
Tax equivalent net interest and dividend income (non-GAAP)	(J)	$33,732	$31,930	$32,285	$32,345	$31,606

Total noninterest income	(K)	$12,221	$9,891	$13,689	$10,568	$11,919
Less:
Gain on sale of asset held for sale		-	-	-	-	1,809
Loss on sale of securities		-	-	-	-	(1,041)
Employee Retention Tax Credit		547	-	-	-	-
Total core noninterest income (non-GAAP)	(L)	$11,674	$9,891	$13,689	$10,568	$11,151
Tax equivalent total core revenue (non-GAAP)	(M)	$45,406	$41,821	$45,974	$42,913	$42,757

Efficiency ratio (non-GAAP)	(G)/(I)+(K)	74.57%	78.97%	71.81%	75.55%	76.16%
Core efficiency ratio (non-GAAP)	(H)/(I)+(L)	71.68%	78.97%	71.81%	75.55%	77.54%
Tax equivalent efficiency ratio (non-GAAP)	(G)/(J)+(K)	73.73%	78.09%	71.09%	74.75%	75.72%
Tax equivalent core efficiency ratio (non-GAAP)	(H)/(M)	70.86%	78.09%	71.09%	74.75%	77.08%

HarborOne Bancorp, Inc.

Non-GAAP Reconciliation

(Unaudited)

		As of or for the Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)		2025	2025	2024	2024	2024
Tangible equity and assets
Total stockholders' equity, as presented (GAAP)	(N)	$580,147	$575,967	$575,011	$584,202	$577,329
Less: Goodwill and other intangible assets		59,420	59,610	59,799	59,989	60,178
Tangible common equity (non-GAAP)	(O)	$520,727	$516,357	$515,212	$524,213	$517,151

Average stockholders' equity	(P)	$579,379	$579,849	$584,433	$584,049	$575,321
Less: Average goodwill and other intangible assets		59,503	59,709	59,888	60,077	60,262
Average tangible common equity (non-GAAP)	(Q)	$519,876	$520,140	$524,545	$523,972	$515,059

Total assets, as presented (GAAP)		$5,609,075	$5,700,330	$5,753,133	$5,775,967	$5,787,035
Less: Goodwill and other intangible assets		59,420	59,610	59,799	59,989	60,178
Tangible assets (non-GAAP)	(R)	$5,549,655	$5,640,720	$5,693,334	$5,715,978	$5,726,857

Common stock outstanding	(S)	43,075,033	43,408,480	43,723,278	44,130,134	44,459,490

Book value per share	(N)/(S)	$13.47	$13.27	$13.15	$13.24	$12.99
Tangible book value per share (non-GAAP)	(O)/(S)	$12.09	$11.90	$11.78	$11.88	$11.63
Tangible common equity/tangible assets (non-GAAP)	(O)/(R)	9.38%	9.15%	9.05%	9.17%	9.03%
Return on average tangible common equity (non-GAAP)	(A)/(Q)	6.20%	4.23%	6.78%	3.00%	5.67%
Core return on average tangible common equity (non-GAAP)	(B)/(Q)	7.09%	4.23%	6.36%	3.00%	5.19%